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                                                        Exhibit 5





                                  June 6, 1995



The Lincoln Electric Company
22801 St. Clair Avenue
Cleveland, Ohio  44117

   Re:  Shares of Class A Common Shares, without
        par value, of The Lincoln Electric Company
        to be Offered Through Underwriters
        ------------------------------------------

Dear Ladies and Gentlemen:

   We are acting as counsel for The Lincoln Electric Company, an Ohio corporation (the "Corporation"), in connection with (i) the issuance and sale of shares (including shares which may be sold pursuant to an over-allotment option granted by the Company to the Underwriters) of Class A Common Shares, without par value, of the Corporation (the "Primary Shares") in accordance with the proposed Purchase Agreement among the Corporation, certain selling shareholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and McDonald & Company Securities, Inc., as Representatives of the several Underwriters and (ii) the sale by certain selling stockholders of shares of Class A Common Shares (the "Secondary Shares") in accordance with the Purchase Agreement.

   We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that, subject to the due authorization of the specified terms of sale of the Primary Shares by the Pricing Committee of the Board of Directors of the
Corporation:

   1. The Primary Shares are duly authorized and, when issued and delivered to the Underwriters pursuant to the Purchase Agreement against payment of the consideration therefor as provided therein and in accordance with the resolutions duly adopted by the Board of Directors of the Corporation, will be validly issued, fully paid and nonassessable.

   2. The Secondary Shares are duly authorized and, assuming the Distribution of such shares in the manner set forth in the Registration Statement No. 33-58881 on Form S-3 (the





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The Lincoln Electric Company
June 6, 1995
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 "Registration Statement"), will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement by the Corporation to effect registration of the Primary Shares and the Secondary Shares under the Securities Act of 1933, as amended (the "Registration Statement"), and to the reference to us under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                  Very truly yours,



                                  Jones, Day, Reavis & Pogue